Exhibit F-2

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2002
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Dominion
Senior Notes: (note 3)
Remarketable senior notes, Series D, 7.4%, Due 2012		$200,000		$200,000	Rule 42
Remarketable senior notes, Series F, variable, Due 2012		250,000		250,000	Rule 42
		$450,000		$450,000
Notes payable to affiliates
Demand Notes to affiliate			$178,102	$178,102	Rule 42
Affiliate note due 2005			48,666	48,666	Rule 42
			$226,768	$226,768

Common stock		$66,000		$66,000	Rule 42

Dominion Capital
Term loan due 2002			$675,000	$675,000	Rule 42

Dominion Exploration Canada Ltd.
Revolving line of credit		$93,666		$93,666	Rule 42

DOTEPI
9.25% Senior Subordinated Notes due 2004		$6,000		$6,000	Rule 42

Dominion E&P
Non-negotiable note:
8.95% due September 30, 2002			$4,450	$4,450	Rule 42

Dominion East Ohio
Non-negotiable notes:
7.40% due November 30, 2002			$1,750	$1,750	Rule 42
9.5% due November 30, 2002			690	690	Rule 42
			$2,440	$2,440
Dominion Hope
Non-negotiable notes:
7.40% due November 30, 2002			$250	$250	Rule 42
9.5% due November 30, 2002			224	224	Rule 42
			$474	$474
Dominion Peoples
Non-negotiable notes:
7.40% due November 30, 2002			$750	$750	Rule 42
9.5% due November 30, 2002			511	511	Rule 42
			$1,261	$1,261
Dominion Transmission
Non-negotiable notes:
7.40% due November 30, 2002			$3,750	$3,750	Rule 42
9.5% due November 30, 2002			2,077	2,077	Rule 42
			$5,827	$5,827

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2002
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Elwood Energy, LLC
2001 Senior secured bonds 8.159% due 2002			$8,141	$8,141	Rule 42

Goodman Segar Hogan, Inc.
9% fixed-rate note due 2002			$5	$5	Rule 42

Kincaid Generation, LLC
Senior secured bonds 7.33% due 2002			$6,778	$6,778	Rule 42

Morgantown Energy Associates
1992 Subordinated Debt 12.75%			$1,555	$1,555	Rule 42
1990 Bonds, Series A 5.05%,			$3,510	$3,510	Rule 42

Virginia Power
Medium Term Notes:
Medium term notes, Series E			$60,000	$60,000	Rule 42
Medium term notes, Series F			20,000	20,000	Rule 42
Medium term notes, Series G			200,000	200,000	Rule 42
			$280,000	$280,000

First and Refunding Bonds: (note 4)
1997 First and Refunding Bonds, Series A, 6 3/4%, Due 2007		$200,000		$200,000	Rule 42
1992 First and Refunding Bonds, Series E, 7 3/8%, Due 2002			$155,000	155,000	Rule 42
1993 First and Refunding Bonds, Series F, 6%, Due 2002			$100,000	100,000	Rule 42
		$200,000	$255,000	$455,000

Junior subordinated notes, 8.05%, Due 2025		$139,175		$139,175	Rule 42

Preferred stock:
Money market preferred stock, October 1988, $100 par		$ 75,000		$ 75,000	Rule 42
Money market preferred stock, June 1989, $100 par		75,000		75,000	Rule 42
Money market preferred stock, September 1992 Series A, $100 par		50,000		50,000	Rule 42
Money market preferred stock, September 1992 Series B, $100 par		50,000		50,000	Rule 42
		$250,000		$250,000

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2002
(Thousands of Dollars)
Name of Issuer and Title of Issue	Acquired	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Virginia Power Capital Trust I
Trust preferred securities, 8.05%, Due 2025		$135,000		$135,000	Rule 42
Common securities		4,175		4,175	Rule 42
		$139,175		$139,175

Notes to Item 4:

  Except as noted, all securities redeemed or retired have been cancelled.
  Public Utility Holding Company Act of 1935.
  During 2002, Dominion redeemed $450 million of remarketable senior notes. In a direct exchange, Dominion completed the redemption by issuing $520 million of senior notes. The principal amount of the senior notes was determined by an exchange ratio that was based upon the fair value of the remarketable senior notes.
  During 2002, Virginia Power redeemed $200 million of mortgage bonds. Virginia Power completed the redemption by issuing $650 million of senior notes. The redemption included a direct exchange of senior notes for $117 million of the mortgage bonds. The Company used the remaining cash proceeds from the issuance of the senior notes to redeem the remaining $83 million of the mortgage bonds and for general corporate purposes, including the repayment of other debt.